As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIAGEN BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2940963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10900 Wilshire Blvd., Suite 600

Los Angeles, California 90024

(310) 388-6706

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Niagen Bioscience, Inc. 2017 Equity Incentive Plan

 (Full title of the plan)

Robert Fried

Chief Executive Officer

10900 Wilshire Blvd., Suite 600

Los Angeles, California 90024

(310) 388-6706

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ben Orlanski, Esq. Louis Rambo, Esq. Proskauer Rose LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067 (310) 557-2900	Ozan Pamir Chief Financial Officer 10900 Wilshire Boulevard, Suite 600 Los Angeles, CA 90024 (310) 388-6706

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Niagen Bioscience, Inc. (the “Company”) for the purpose of registering an additional 4,750,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”), that were added to the Niagen Bioscience, Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), pursuant to a share reserve increase approved by the Company’s stockholders on June 24, 2025.  The Company previously registered shares of its common stock for issuance under the 2017 Plan on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2017 (File No. 333-221246), March 23, 2018 (File No. 333-223889), August 22, 2018 (File No. 333-226972), August 18, 2020 (File No. 333-248104) and June 22, 2023 (File N0. 333-272830) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025 (including the portions of the Company’s definitive proxy statement on Schedule 14A filed on April 29, 2025 incorporated by reference therein);

b)	The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025, and for the quarterly period ended June 30, 2025, filed with the SEC on August 6, 2025;

c)	The Company’s Current Reports on Form 8-K filed with the SEC on February 27, 2025, March 19, 2025, June 27, 2025, and July 29, 2025; and

d)	The description of the Company’s common stock included in the Company’s Form 8-A filed with the SEC on April 21, 2016, including any amendments or reports filed for the purpose of updating such description.

In addition, all of the Company’s reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

II-1

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37752) filed with the SEC on March 15, 2018).
4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37752) filed with the SEC on April 12, 2016).
4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37752) filed with the SEC on March 19, 2025).
4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference from, and filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37752) filed with the SEC on March 19, 2025).
5.1*	Opinion of Proskauer Rose LLP.
23.1*	Consent of Crowe LLP.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
99.1	Niagen Bioscience, Inc. 2017 Equity Incentive Plan, as amended (incorporated by reference from, and filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37752) filed with the SEC on June 27, 2025).
107*	Filing Fee Table

*	Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 8, 2025.

NIAGEN BIOSCIENCE, INC.

By:	/s/ Robert Fried
Robert Fried
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Fried and Ozan Pamir, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT FRIED	Chief Executive Officer and Director	August 8, 2025
Robert Fried	(Principal Executive Officer)

/s/ OZAN PAMIR	Chief Financial Officer	August 8, 2025
Ozan Pamir	(Principal Financial and Accounting Officer)

/s/ FRANK JAKSCH JR.	Chairman of the Board and Director	August 8, 2025
Frank Jaksch Jr.

/s/ GARY NG	Director	August 8, 2025
Gary Ng

/s/ STEVEN RUBIN	Director	August 8, 2025
Steven Rubin

/s/ WENDY YU	Director	August 8, 2025
Wendy Yu

/s/ KRISTIN PATRICK	Director	August 8, 2025
Kristin Patrick

/s/ ANN COHEN	Director	August 8, 2025
Ann Cohen

/s/ HAMED SHAHBAZI	Director	August 8, 2025
Hamed Shahbazi

II-3